EXHIBITS 23.2

                        [LETTERHEAD OF ARTHUR ANDERSEN LLP]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, We hereby consent to the incorporation by reference in this registration statement of our report dated October 2, 1995 included in Sunrise Educational Services, Inc. (formerly Sunrise Preschools, Inc.) Form 10-KSB for the year ended July 31, 1995 and to all references to our firm included in this registration statement.


                                      /s/ Arthur Andersen LLP


Phoenix, Arizona
  May 22, 1997